United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

March 13, 2018

Cannae Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

1-38300

(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	81-1273460 (IRS Employer Identification Number)

1701 Village Center Circle

Las Vegas, Nevada 89134

(Addresses of Principal Executive Offices)

(702) 323-7330

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.             Entry into a Material Definitive Agreement

Pursuant to a Master Assignment and Assumption Agreement dated as of March 13, 2018, among Cannae Holdings, LLC (“Cannae LLC”),  a wholly-owned subsidiary of the Cannae Holdings, Inc., as assignee, and the administrative agent and the lenders party to that certain Credit Agreement dated as of August 19, 2014 (as amended, the “Credit Agreement”) among ABRH, LLC, as borrower (“ABRH”), Fidelity Newport Holdings, LLC (“FNH”) and such administrative agent and lenders, on March 15, 2018, Cannae LLC purchased all of the outstanding loans and revolving loan commitments under the Credit Agreement.  Further, pursuant to an Agency Succession Agreement dated as of March 13, 2018 between Cannae LLC and Wells Fargo Bank, National Association (“WFB”), as the resigning administrative agent under the Credit Agreement, on March 15, 2018, Cannae LLC succeeded to the role of WFB as administrative agent under the Credit Agreement. As a result of the foregoing, Cannae LLC became the sole lender and the administrative agent under the Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cannae Holdings, Inc.

Date: March 19, 2018	By:	/s/ Michael L. Gravelle
		Name:	Michael L. Gravelle
		Title:	Executive Vice President, General Counsel and Corporate Secretary